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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Wagering, Inc.
Las Vegas, Nevada

        We consent to the incorporation by reference in the registration statements of American Wagering, Inc. on Form S-8 (File Nos. 333-89494, 333-32505, 333-27393 and 333-27395) of our report dated May 1, 2010, included in this Annual Report on Form 10-K/A, on the financial statements of American Wagering, Inc. and Subsidiaries as of and for the years ended January 31, 2010 and 2009.

/s/ PIERCY BOWLER TAYLOR & KERN PIERCY BOWLER TAYLOR & KERN Certified Public Accountants

Las Vegas, Nevada
May 11, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM